UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2014

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - ELECTION OF DIRECTOR

(d)    Effective February 4, 2014, the Board of Directors of Ciena Corporation (“Ciena”) increased the size of the Board to nine directors and appointed T. Michael Nevens to fill the newly created vacancy in Class III of the Board. The term of office for Class III directors does not expire until the 2015 Annual Meeting. However, in accordance with Ciena's Amended and Restated Bylaws, Mr. Nevens will stand for election at the 2014 Annual Meeting of stockholders to serve the remainder of the Class III term, or until his successor is duly elected and qualified. Also effective February 4, 2014, Mr. Nevens was appointed to Ciena's Audit Committee of the Board of Directors.

Mr. Nevens, age 64, has served as senior adviser to Permira Advisers, LLC, an international private equity fund since 2006. From 1980 to 2002, Mr. Nevens held various leadership positions at McKinsey & Co., most recently as a director (senior partner) and as managing partner of the firm’s Global Technology Practice. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens is a member of the Advisory Council of the Mendoza College of Business at the University of Notre Dame, where he has been an adjunct professor of Corporate Governance and Strategy. Mr. Nevens also serves on the board of directors of NetApp, Inc. and Altera Corporation.
The Board also approved the grant, effective as of March 1, 2014, of a restricted stock unit award representing shares of Ciena common stock with a target delivered value of approximately $29,173. The amount of the award reflects Ciena's standard compensation program for initial equity awards to new directors, pro-rated based on the date of election by the Board. Provided Mr. Nevens continues his service on the Board, the restricted stock unit award will vest in equal annual installments on March 20, 2015, 2016 and 2017. In connection with his service on the Board of Directors and the Audit Committee, Mr. Nevens will also be entitled to the standard non-employee director compensation arrangements as set forth under the heading “Director Compensation” in Ciena’s most recent proxy statement filing with the SEC.

A copy of the press release announcing the appointment of Mr. Nevens to Ciena's Board of Directors is furnished as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document
	Exhibit 99.1	Text of Press Release dated February 5, 2014, issued by Ciena Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: February 5, 2014	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary